EXHIBIT 16.1

May 2, 2001


Mr. Luca Giussani
Ursus Telecom Corporation
440 Sawgrass Corporate Parkway
Suite 112
Sunrise, Florida   33325

Dear Luca:

This is to confirm that the client-auditor relationship between Ursus Telecom Corporation (Commission File Number 333-46197) and Ernst & Young LLP has ceased.


                                                     Very truly yours,

                                                     /s/ Ernst & Young LLP


cc:      Office of the Chief Accountant
         SECPS Letter File
         Securities and Exchange Commission
         Mail Stop 11-3
         450 Fifth Street, N.W.
         Washington, D.C.  20549